Exhibit 99.1

Noble Corporation
Dorfstrasse 19a
Baar
Switzerland 6340

PRESS RELEASE
Noble Corporation Reports Second Quarter Earnings of $1.49 per Share
ZUG, Switzerland and SUGAR LAND, Texas, July 22, 2009 — Noble Corporation (NYSE: NE) today reported second quarter 2009 earnings of $392 million, or $1.49 per diluted share, versus earnings of $376 million, or $1.39 per diluted share, for the second quarter of last year. The results for the second quarter 2009 include a net after-tax charge of $0.05 per share related to expenses associated with the Noble David Tinsley, which was damaged as a result of the previously disclosed “punch-through” event that occurred as the unit was being positioned on location offshore Qatar.
Contract drilling services revenues for the second quarter 2009 were $868 million, up 10.8 percent from the second quarter 2008. Contract drilling margins for the second quarter 2009 were approximately 71 percent, generating $451 million in net cash provided by operating activities. Noble invested $275 million in capital projects during the quarter. Debt as a percentage of total capitalization declined slightly to 11.0 percent at June 30, 2009, from approximately 11.7 percent at March 31, 2009.
“Despite continued turbulence in global markets, Noble’s focus on operational excellence enabled us to deliver another outstanding quarter,” said David W. Williams, Chairman, President and Chief Executive Officer. “Costs are under control, our safety performance has been excellent, and despite having a number of jackup units available in the Middle East and West Africa, our contract drilling margins remain strong.”
Highlights
Three of the Company’s deepwater drilling units moved to higher dayrates during the quarter. In the U.S. Gulf of Mexico, the Noble Clyde Boudreaux’s dayrate increased to $605,000 from $244,000. In the Mediterranean Sea, the Noble Homer Ferrington began its three-year contract in Libya with ExxonMobil at a dayrate of $537,000, an increase from its previous contracted dayrate of $434,000. In Brazil, the Noble Muravlenko commenced its six-year contract with Petrobras at a dayrate of $290,000, exclusive of a potential 15 percent performance bonus. The previous dayrate for this unit was $120,000, also exclusive of a 15 percent performance bonus.
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NOBLE CORPORATION SECOND QUARTER EARNINGS ANNOUNCED	PAGE 2
Also in Brazil, the Company reached an agreement with Petrobras regarding late delivery penalties on the 10,000 foot dynamically positioned deepwater semisubmersible Noble Dave Beard. Under the terms of the agreement, Noble will provide additional capital equipment on the unit for Petrobras’ use. In exchange, the delivery date for the unit has been reset to October 2009. Since the unit is expected to begin work under the contract at the end of 2009, the Company may still incur a penalty. The penalty amount would be reflected as a reduction in dayrate over the five-year contract and we expect the impact on the contracted dayrate of $220,000 to be immaterial.
During the quarter, the last of the Company’s three newbuild jackups, the Noble Scott Marks, commenced mobilization from the shipyard in Dalian, China to the North Sea. The unit is expected to begin its two-year contract with Venture Production at a dayrate of $210,000 during the third quarter 2009.
Finally, in Nigeria, the Company signed a contract extension on the Noble Ed Noble, a 250 foot independent leg cantilever jackup, with ExxonMobil at a dayrate of $115,000. The 213-day contract is subject to a 30-day notice of cancellation by either party.
“Looking ahead, we do not expect the near-term contracting environment to change significantly despite the gradual recovery we are seeing in crude prices,” said Williams. “However, every day that crude prices stay at a reasonable level or continue to improve builds confidence in our future. Our backlog is at a very healthy level and we continue to exercise discipline on the cost side. At the same time, we are making investments to improve the reliability and performance of our fleet. Our strong balance sheet and customer base allow us to add capacity when attractive opportunities come along that meet our disciplined investment process. Investors can count on us to act prudently as we confront this difficult climate and remain focused on increasing value now and when the economy improves.”
About Noble
Noble is a leading offshore drilling contractor for the oil and gas industry. Noble performs, through its subsidiaries, contract drilling services with a fleet of 62 offshore drilling units (including four rigs currently under construction) located worldwide, including in the Middle East, India, the U.S. Gulf of Mexico, Mexico, the North Sea, Brazil, and West Africa. Noble’s shares are traded on the New York Stock Exchange under the symbol “NE”.
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NOBLE CORPORATION SECOND QUARTER EARNINGS ANNOUNCED	PAGE 3
Statements regarding costs, safety performance, margins, rig demand, fleet performance, acquisitions, contract commitments, dayrates, contract commencements, penalties, newbuilds, industry fundamentals, global economic conditions, financial strength, contract backlog, customer base, future performance, growth opportunities, market outlook, as well as any other statements that are not historical facts in this release, are forward-looking statements that involve certain risks, uncertainties and assumptions. These include but are not limited to operating hazards and delays, risks associated with operations outside of the U.S., actions by customers and other third parties, factors affecting the level of activity in the oil and gas industry, supply and demand of drilling rigs, factors affecting the duration of contracts, the actual amount of downtime, factors that reduce applicable dayrates, violations of anti-corruption laws, hurricanes and other weather conditions, the future price of oil and gas and other factors detailed in the Company’s most recent Form 10-K, Form 10-Q and other filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated.
Conference Call
Noble will host a conference call and web cast related to its second-quarter 2009 results on Thursday, July 23, 2009, at 1:00 p.m. Central Time. Interested parties are invited to listen to the call by dialing (866) 461-7129, or internationally (706) 679-3084, using access code: 72480778 or by asking for the Noble Corporaiton conference call. A replay of the conference call will be available on Thursday, July 23, 2009, beginning at 5:00 p.m., Central Time, through Friday, July 31, 2009, ending at 5:00 p.m., Central Time. The phone number for the conference call replay is (800) 642-1687 or, for calls from outside of the U.S., 1-706-645-9291, using access code: 72480778. The conference call may include non-GAAP financial measures. Noble will post a reconciliation of any such measures to the most directly comparable GAAP measures in the “Investor Relations” section of the Company’s Web site under the heading “Regulation G Reconciliations.” All individuals listening to the conference call or the replay are reminded that all conference call material is copyrighted by the Company and cannot be recorded or rebroadcast without the Company’s express written consent.
7/22/2009
For additional information, contact:

For Investors:	Lee M. Ahlstrom, Vice President — Investor Relations and Planning,
Noble Drilling Services Inc., 281-276-6440

For Media:	John S. Breed, Director of Corporate Communications,
Noble Drilling Services Inc., 281-276-6729

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008
Operating revenues
Contract drilling services	$868,205	$783,280	$1,740,602	$1,581,114
Reimbursables	22,834	20,964	39,512	53,422
Labor contract drilling services	7,419	8,218	14,353	39,149
Other	414	479	556	681

	898,872	812,941	1,795,023	1,674,366

Operating costs and expenses
Contract drilling services	251,054	256,436	491,910	492,388
Reimbursables	19,281	17,831	33,364	47,292
Labor contract drilling services	4,881	6,547	9,257	31,884
Depreciation and amortization	99,417	87,836	192,401	170,735
Selling, general and administrative	21,484	19,667	39,201	40,940
(Gain)/impairment loss on asset disposals, net	16,943	(35,521)	28,977	(35,521)

	413,060	352,796	795,110	747,718

Operating income	485,812	460,145	999,913	926,648

Other income (expense)
Interest expense, net of amount capitalized	(361)	(721)	(882)	(1,831)
Interest income and other, net	1,318	1,580	2,390	4,709

Income before income taxes	486,769	461,004	1,001,421	929,526
Income tax provision	(94,920)	(85,286)	(195,277)	(169,620)

Net income	$391,849	$375,718	$806,144	$759,906

Net income per share
Basic	$1.50	$1.40	$3.08	$2.83
Diluted	$1.49	$1.39	$3.08	$2.81

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	June 30,	December 31,
	2009	2008
ASSETS
Current assets
Cash and cash equivalents	$671,420	$513,311
Accounts receivable	654,435	644,840
Insurance receivables	39,214	13,516
Prepaid expenses	43,582	21,207
Other current assets	45,326	47,467

Total current assets	1,453,977	1,240,341

Property and equipment
Drilling equipment and facilities	7,854,412	7,427,908
Other	113,395	105,340

	7,967,807	7,533,248
Accumulated depreciation	(2,015,731)	(1,886,231)

	5,952,076	5,647,017

Other assets	276,069	219,441

Total assets	$7,682,122	$7,106,799

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$172,698
Accounts payable	204,914	259,107
Accrued payroll and related costs	75,270	75,449
Taxes payable	69,253	107,211
Interest payable	11,252	11,325
Other current liabilities	62,155	53,203

Total current liabilities	422,844	678,993

Long-term debt	750,866	750,789
Deferred income taxes	275,396	265,018
Other liabilities	170,721	121,284

Total liabilities	1,619,827	1,816,084

Commitments and contingencies

Shareholders’ equity
Shares — par value 5.00 Swiss francs per share; 414,399 shares authorized, 138,133 additional shares conditionally authorized, 276,266 shares issued and 261,404 shares outstanding as of June 30, 2009;	1,163,035	—
Ordinary shares — par value $.10 per share; 400,000 shares authorized; 261,899 shares issued and outstanding at December 31, 2008	—	26,190
Capital in excess of par value	—	402,115
Retained earnings	4,950,702	4,919,667
Accumulated other comprehensive loss	(51,442)	(57,257)

Total shareholders’ equity	6,062,295	5,290,715

Total liabilities and shareholders’ equity	$7,682,122	$7,106,799

NOBLE CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Six Months Ended
	June 30,
	2009	2008
Cash flows from operating activities
Net income	$806,144	$759,906
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	192,401	170,735
(Gain)/impairment loss on asset disposals, net	28,977	(35,521)
Deferred income tax provision	6,431	13,900
Share-based compensation expense	17,294	18,471
Pension contributions	(1,432)	(17,445)
Other changes in current assets and liabilities:
Accounts receivable	(25,691)	52,192
Other current assets	(42,037)	(25,313)
Other assets	(17,282)	3,236
Accounts payable	23,333	(7,994)
Other current liabilities	(29,083)	(1,179)
Other liabilities	39,384	4,525

Net cash from operating activities	998,439	935,513

Cash flows from investing activities
New construction	(275,153)	(310,770)
Other capital expenditures	(192,657)	(161,546)
Major maintenance expenditures	(57,750)	(52,577)
Accrued capital expenditures	(68,134)	(17,596)
Hurricane insurance receivables	—	21,747
Proceeds from disposal of assets	—	39,134

Net cash from investing activities	(593,694)	(481,608)

Cash flows from financing activities
Payments on bank credit facilities	—	(50,000)
Payments of other long-term debt	(172,700)	(5,076)
Net proceeds from employee stock transactions	(2,599)	10,558
Dividends paid	(10,470)	(222,910)
Repurchases of ordinary shares	(60,867)	(26,571)

Net cash from financing activities	(246,636)	(293,999)

Net increase in cash and cash equivalents	158,109	159,906
Cash and cash equivalents, beginning of period	513,311	161,058

Cash and cash equivalents, end of period	$671,420	$320,964

NOBLE CORPORATION AND SUBSIDIARIES
FINANCIAL AND OPERATIONAL INFORMATION BY SEGMENT
(In thousands, except utilization amounts, operating days and average dayrates)
(Unaudited)

	Three Months Ended June 30,						Three Months Ended March 31,
	2009			2008			2009
	Contract			Contract			Contract
	Drilling			Drilling			Drilling
	Services	Other	Total	Services	Other	Total	Services	Other	Total
Operating revenues
Contract drilling services	$868,205	$—	$868,205	$783,280	$—	$783,280	$872,397	$—	$872,397
Reimbursables	22,295	539	22,834	19,646	1,318	20,964	16,156	522	16,678
Labor contract drilling services	—	7,419	7,419	—	8,218	8,218	—	6,934	6,934
Other	414	—	414	464	15	479	127	15	142

	$890,914	$7,958	$898,872	$803,390	$9,551	$812,941	$888,680	$7,471	$896,151

Operating costs and expenses
Contract drilling services	$251,054	$—	$251,054	$256,436	$—	$256,436	$240,856	$—	$240,856
Reimbursables	18,754	527	19,281	16,565	1,266	17,831	13,589	494	14,083
Labor contract drilling services	—	4,881	4,881	—	6,547	6,547	—	4,376	4,376
Depreciation and amortization	96,952	2,465	99,417	86,636	1,200	87,836	90,898	2,086	92,984
Selling, general and administrative	21,411	73	21,484	19,526	141	19,667	17,667	50	17,717
(Gain)/loss on disposal and planned disposal of assets, net	16,943	—	16,943	—	(35,521)	(35,521)	12,034	—	12,034

	$405,114	$7,946	$413,060	$379,163	$(26,367)	$352,796	$375,044	$7,006	$382,050

Operating income	$485,800	$12	$485,812	$424,227	$35,918	$460,145	$513,636	$465	$514,101

Operating statistics
Jackups:
Average Rig Utilization	80%			93%			86%
Operating Days	3,076			3,481			3,242
Average Dayrate	$157,381			$147,081			$158,359

Semisubmersibles — (6,000 feet or greater):
Average Rig Utilization	94%			90%			100%
Operating Days	596			572			630
Average Dayrate	$408,510			$323,830			$369,988

Semisubmersibles — (less than 6,000 feet):
Average Rig Utilization	100%			100%			100%
Operating Days	273			273			270
Average Dayrate	$251,945			$192,416			$246,118

Drillships:
Average Rig Utilization	100%			67%			62%
Operating Days	273			182			168
Average Dayrate	$226,187			$131,174			$291,854

Submersibles:
Average Rig Utilization	88%			67%			67%
Operating Days	161			182			180
Average Dayrate	$63,324			$53,039			$58,452

Total:
Average Rig Utilization	84%			90%			86%
Operating Days	4,379			4,690			4,490
Average Dayrate	$198,270			$167,002			$194,308

NOBLE CORPORATION AND SUBSIDIARIES
CALCULATION OF BASIC AND DILUTED NET INCOME
(In thousands, except per share amounts)
(Unaudited)
The following table sets forth the computation of basic and diluted net income per share:

	Three months ended		Six months ended
	June 30,		June 30,
	2009	2008	2009	2008
Allocation of net income
Basic
Net income	$391,849	$375,718	$806,144	$759,906
Earnings allocated to unvested share-based payment awards	(4,174)	(3,324)	(7,671)	(6,418)

Net income to common shareholders — basic	$387,675	$372,394	$798,473	$753,488

Diluted
Net income	$391,849	$375,718	$806,144	$759,906
Earnings allocated to unvested share-based payment awards	(4,161)	(3,313)	(7,650)	(6,386)

Net income to common shareholders — diluted	$387,688	$372,405	$798,494	$753,520

Weighted average number of shares outstanding — basic	258,487	266,465	258,874	266,458
Incremental shares issuable from assumed exercise of stock options	839	2,049	702	1,967

Weighted average number of shares outstanding — diluted	259,326	268,514	259,576	268,425

Earnings per share
Basic	$1.50	$1.40	$3.08	$2.83
Diluted	$1.49	$1.39	$3.08	$2.81